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                                  EXHIBIT 4.3

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                         TBA ENTERTAINMENT CORPORATION

       (Pursuant to Section 151 of the Delaware General Corporation Law)


         TBA Entertainment Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Convertible Preferred Stock:

         A. Number and Designation. This series of preferred stock shall be known and designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and shall consist of 557,143 shares, par value $.001 per share.

         B. Rights, Preferences and Characteristics. The Series A Preferred Stock shall have the rights, preferences and characteristics as set forth below:

                 (1) Dividends. The holders of the Series A Preferred Stock shall not have any preference on the payment of dividends and shall participate in all dividends on a parity basis with the Common Stock to be calculated based upon the total shares of Series A Preferred Stock outstanding as a percentage of the total shares of Common Stock and Preferred Stock outstanding as of such dividend declaration date.

                 (2) Voting Rights. Except as may be otherwise provided in this designation of the Series A Preferred Stock or by law, the Series A Preferred Stock shall have no voting rights.

                 (3) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and





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                          after payment in full of all amounts due and owing to
                          creditors, if any, the holders of the shares of Series A Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to $.03 per share, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Preferred Stock of the Series A Liquidation
                          Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred
                          Stock. After such distribution of the Series A Liquidation Preference Payments to the holders of each outstanding share of Series A Preferred Stock, the holders of Series A Preferred Stock shall participate ratably without preference with the holders of all other shares of capital stock of the Corporation in any future distribution of the remaining assets of the Corporation.

                                  The sale, conveyance or disposition of all or
                          substantially all of the assets of this Corporation or a merger, consolidation or share exchange of the Corporation into or with any other corporation or corporations or the effectuation by this Corporation of another transaction or series of related transactions, in each case in which more than 50% of the voting power of this Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section B(3).

                                  In case outstanding shares of Series A
                          Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Series A Liquidation Preference Payment in effect immediately prior to each such subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and, conversely in the case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock, the Series A Liquidation Preference Payment in effect immediately prior to each such combination, shall simultaneously with the effectiveness of such combination, be proportionately increased.

                                  Written notice of any such liquidation,
                          dissolution or winding up, stating a payment due and the place where said payment shall be made shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior





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                          to the payment date stated therein, to the holders of
                          record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                 (4) Conversion. Holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Common Stock, at the option of the holder thereof, (i) at any time during the five-year period following the date on which the shares of Series A Preferred Stock are first issued (the "Original Issue Date") in the event that the Corporation has after-tax net income (determined according to generally accepting accounting principles applied on a consistent basis) for any fiscal year equal to or in excess of Five Hundred Thousand Dollars ($500,000) or (ii) at any time after the Original Issue Date, in the event that Eighty Percent (80%) or more of the Common Stock is acquired by an entity or individual not previously affiliated with the Corporation, and the shares of Common Stock have traded at an average bid price per share of $7.50 or more during the preceding ninety (90) business days, or the acquisition price per share for the Common Stock is $7.50 or more.

                          (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock immediately upon the consummation of a transaction meeting the requirements set forth in Section B(4)(a)(ii) above.

                                  All holders of record of shares of Series A
                                  Preferred Stock will be given at least 30 days' prior written notice of the date fixed and the place designated for automatic conversion of all such shares of Series A Preferred Stock pursuant to this Section B(4). On or before the date fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designed in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section B(4). On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A





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                                  Preferred Stock has been converted (and cash
                                  with respect to any fraction of a share as provided in Section B(4)(i). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section B(4)(i) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                                  All certificates evidencing shares of Series
                                  A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                          (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert such shares into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close





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                                  of business on the date of surrender of the
                                  shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes at the record holder or holders of such shares of Common Stock on such date.

                          (d) Adjustments to Conversion Price for Stock Dividends and for Combination or Subdivision of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a smaller number of shares of Common Stock, then the number of shares into which each share of Series A Preferred Stock is convertible shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                          (e)     Adjustments for Reclassification and
                                  Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B(4)(c) above or a merger or other reorganization referred to in Section B(3) above), the number of shares into which each share of Series A Preferred Stock is convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would





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                                  have been subject to receipt by the holders
                                  upon conversion of the Series A Preferred
                                  Stock immediately before that change.

                          (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                          (g) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer request by any holder in connection with any such conversion.

                          (h)     Reservation of Stock Issuable Upon
                                  Conversion. The Corporation shall at all times while the Series A Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                          (i) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of





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                                  Common Stock, the Corporation shall, in lieu
                                  of issuing any fractional shares, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion.

                          (j)     Notices.  Any notice required by the
                                  provisions of this Section B to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                          (k) Surrendered Series A Preferred Stock. All shares of Series A Preferred Stock that are surrendered for conversion as herein provided shall no longer be deemed to be outstanding immediately prior to the close of business on the date of surrender, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.


         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman of the Board and attested by its Assistant Secretary this 5th day of September, 1997.


                                                   /s/ Thomas J. Weaver III
                                                   ---------------------------
                                                   Thomas J. Weaver III,
                                                   Chairman of the Board



Attest:


/s/ Randall E. Roberts
-----------------------
Randall E. Roberts,
Assistant Secretary





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